Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2015 and 2014

	1st Quarter
(in thousands, except per share data)	2015	2014	Change
Revenues
Oil, natural gas liquids and natural gas sales	$187,822	$350,822	$(163,000)
Gain (loss) on derivative instruments, net	34,036	(53,391)	87,427

Total revenues	221,858	297,431	(75,573)

Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	67,754	67,444	310
Production and ad valorem taxes	19,065	27,324	(8,259)
Depreciation, depletion and amortization	134,381	124,220	10,161
Asset impairment	6,583	1,246	5,337
Exploration	763	11,568	(10,805)
General and administrative	32,055	32,173	(118)
Accretion of discount on asset retirement obligations	2,010	1,843	167
(Gain) loss on sale of assets and other	(28,344)	153	(28,497)

Total costs and expenses	234,267	265,971	(31,704)

Operating Income (Loss)	(12,409)	31,460	(43,869)

Other Income (Expense)
Interest expense	(11,758)	(7,888)	(3,870)
Other income	46	323	(277)

Total other expense	(11,712)	(7,565)	(4,147)

Income (Loss) From Continuing Operations Before Income Taxes	(24,121)	23,895	(48,016)
Income tax expense (benefit)	(8,701)	8,248	(16,949)

Income (Loss) From Continuing Operations	(15,420)	15,647	(31,067)

Discontinued Operations, net of tax
Income from discontinued operations	—	38,719	(38,719)
Loss on disposal of discontinued operations	—	(1,050)	1,050

Income From Discontinued Operations	—	37,669	(37,669)

Net Income (Loss)	$(15,420)	$53,316	$(68,736)

Diluted Earnings Per Average Common Share
Continuing operations	$(0.21)	$0.21	$(0.42)
Discontinued operations	—	0.52	(0.52)

Net Income (Loss)	$(0.21)	$0.73	$(0.94)

Basic Earnings Per Average Common Share
Continuing operations	$(0.21)	$0.21	$(0.42)
Discontinued operations	—	0.52	(0.52)

Net Income (Loss)	$(0.21)	$0.73	$(0.94)

Diluted Avg. Common Shares Outstanding	72,830	73,045	(215)

Basic Avg. Common Shares Outstanding	72,830	72,629	201

Dividends Per Common Share	$0.02	$0.15	$(0.13)

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2015 and December 31, 2014

(in thousands)	March 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$1,530	$1,852
Short-term investments	309,000	—
Accounts receivable, net of allowance	137,720	157,678
Inventories	17,763	14,251
Assets held for sale	—	395,797
Derivative instruments	272,675	322,337
Prepayments and other	18,009	27,445

Total current assets	756,697	919,360

Property, Plant and Equipment
Oil and natural gas properties, net	5,410,933	5,152,748
Other property and equipment, net	46,248	46,389

Total property, plant and equipment, net	5,457,181	5,199,137

Other assets	14,865	19,761

TOTAL ASSETS	$6,228,743	$6,138,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$97,563	$101,453
Accrued taxes	17,199	5,530
Accrued wages and benefits	16,089	21,553
Accrued capital costs	159,026	207,461
Revenue and royalty payable	66,761	72,047
Liabilities related to assets held for sale	—	24,230
Pension liabilities	29,442	24,609
Deferred income taxes	53,867	79,164
Derivative instruments	12,870	988
Other	17,658	23,288

Total current liabilities	470,475	560,323

Long-term debt	1,238,569	1,038,563
Asset retirement obligations	97,315	94,060
Deferred income taxes	1,010,770	1,000,486
Noncurrent derivative instruments	1,018	—
Other long-term liabilities	11,419	30,222

Total liabilities	2,829,566	2,723,654

Total Shareholders’ Equity	3,399,177	3,414,604

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,228,743	$6,138,258

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2015 and 2014

	1st Quarter
(in thousands, except sales price and per unit data)	2015	2014	Change
Operating and production data from continuing operations
Oil, natural gas liquids and natural gas sales
Oil	$142,028	$253,759	$(111,731)
Natural gas liquids	10,834	28,203	(17,369)
Natural gas	34,960	68,860	(33,900)

Total	$187,822	$350,822	$(163,000)

Open non-cash mark-to-market gains (losses) on derivative instruments
Oil	$(51,769)	$(21,464)	$(30,305)
Natural gas liquids	—	287	(287)
Natural gas	(7,882)	(12,504)	4,622

Total	$(59,651)	$(33,681)	$(25,970)

Closed gains (losses) on derivative instruments
Oil	$77,483	$(14,802)	$92,285
Natural gas liquids	—	196	(196)
Natural gas	16,204	(5,104)	21,308

Total	$93,687	$(19,710)	$113,397

Total revenues	$221,858	$297,431	$(75,573)

Production volumes
Oil (MBbl)	3,235	2,751	484
Natural gas liquids (MMgal)	36.2	37.9	(1.7)
Natural gas (MMcf)	13,278	14,124	(846)

Total production volumes (MBOE)	6,309	6,008	301

Average daily production volumes
Oil (MBbl/d)	35.9	30.6	5.3
Natural gas liquids (MMgal/d)	0.4	0.4	0.0
Natural gas (MMcf/d)	147.5	156.9	(9.4)

Total average daily production volumes (MBOE/d)	70.1	66.8	3.3

Average realized prices excluding effects of open non-cash mark-to-market derivative instruments
Oil (per barrel)	$67.86	$86.86	$(19.00)
Natural gas liquids (per gallon)	$0.30	$0.75	$(0.45)
Natural gas (per Mcf)	$3.85	$4.51	$(0.66)
Average realized prices excluding effects of all derivative instruments
Oil (per barrel)	$43.90	$92.24	$(48.34)
Natural gas liquids (per gallon)	$0.30	$0.74	$(0.44)
Natural gas (per Mcf)	$2.63	$4.88	$(2.25)
Costs per BOE
Oil, natural gas liquids and natural gas production expenses	$10.74	$11.23	$(0.49)
Production and ad valorem taxes	$3.02	$4.55	$(1.53)
Depreciation, depletion and amortization	$21.30	$20.68	$3.04
Exploration expense	$0.12	$1.93	$(1.81)
General and administrative	$5.08	$5.36	$(0.28)
Net capital expenditures	$375,827	$271,696	$104,131

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